                                                                               .
                                                                               .
                                                                               .
National Waterworks, Inc.
Exhibit 12.1 Calculation of Ratio of Earnings to Fixed Charges


                                                          PREDECESSOR
                                        --------------------------------------------
                                         12 MONTHS         3 MONTHS       1 MONTH
                                           ENDED             ENDED         ENDED
                                        DECEMBER 31,        MARCH 31,      APRIL 30,
                                        --------------      ---------      ---------
                                            1998              1999           1999
                                            ----              ----           ----
Ratio of Earnings to Fixed Charges:
Income (loss) before income
  taxes and cumulative effect of a
  change in accounting principle           53,140             8,905          (14,423)
Fixed Charges                               3,732               960              326
                                           ------             -----          -------
  Earnings for purpose of computation      36,872             9,865          (24,207)
                                           ======             =====          =======
Fixed Charges Computation:
Interest Expense                              438                87               19
Interest component of rent expense          2,294               873              297
                                           ------             -----          -------
  Fixed charges for purpose of
    computation                             3,732               960              316
                                           ======             =====          =======

Ratio of Earnings to Fixed Charges           15.2x             10.3x              --
                                           ======             =====          =======



                                                                                                                       NATIONAL
                                                                                                    NATIONAL        WATERWORKS, INC.
                                                     U.S. FILTER DISTRIBUTION GROUP, INC.        WATERWORKS, INC.      PRO FORMA
                                     ------------------------------------------------------   --------------------   ---------------
                                       8 MONTHS         12 MONTHS          PERIOD FROM             PERIOD FROM         12 MONTHS
                                        ENDED             ENDED            JANUARY 1               NOVEMBER 22            ENDED
                                     DECEMBER 31,      DECEMBER 31,      TO NOVEMBER 21,         TO DECEMBER 31,       DECEMBER 31,
                                     -------------   ---------------   --------------------   --------------------   ---------------
                                         1999         2001      2001           2002                      2002            2002
                                         ----         ----      ----           ----                      ----            ----
Ratio of Earnings to
  Fixed Charges:

Income (loss) before income
  taxes and cumulative
  effect of a change in
  accounting principle                   44,474       86,000    58,074         75,391                    (9,582)         37,994


Fixed Charges                             2,553        4,385     4,365          4,239                     7,219          44,154
                                         ------       ------    ------         ------                    ------          ------
  Earnings for purpose of
    computation                          47,329       61,185    62,640         79,630                    (2,363)         82,148
                                         ======       ======    ======         ======                    ======          ======

Fixed Charges Computation:
Interest Expense                            120           86        79             36                     6,826          39,558

Interest component of rent                2,733        4,299     4,487          4,203                       393           4,596
  expense                                ------       ------    ------         ------                    ------          ------

  Fixed charges for purpose
   of computation                         2,853        4,385     4,566          4,239                     7,219          44,154
                                         ======       ======    ======         ======                    ======          ======

Ratio of Earnings to
  Fixed Charges                            15.5x        14.0x     13.7x          18.8x                       --             1.9x
                                         ======       ======    ======         ======                    ======          ======
